TAIT, WELLER & BAKER LLP
             Independent Registered Public Accounting Firm



    October 30, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by SM&R Investments, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item
77K of Form N-SAR, as part of the Fund's filing on Form N-SAR for the period ended August 31, 2006. We agree with the statements concerning our Firm in such Form N-SAR.

     Very truly yours,

         /s/ Tait, Weller & Baker LLP

     Tait, Weller & Baker LLP























            Philadelphia, PA   New York, NY   Edison NJ
         1818 Market Street, Suite 2400, Philadelphia, PA 19103
         215-979-8800   FAX 215-979-8811






(a) Previous Independent Registered Public Accounting Firm.

(i) On May 23, 2006, the Audit Committee of SM&R Investments, Inc. (the "Company") dismissed Tait, Weller & Baker, LLP ("TWB") as its independent registered public accounting firm.
(ii) The reports of TWB on the financial statements of the Company of the Company for the fiscal years ended August 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
(iii) During the fiscal years ended August 31, 2005 and 2004 and through May 23, 2006, there have been no disagreements (as described in Regulation S-K Item 304(a)(1)(iv) with TWB on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TWB, would have caused TWB to make reference thereto in its report on the financial statements for such years.
(iv) During the fiscal years ended August 31, 2005 and 2004 and through May 23, 2006, there have been no reportable events (as described in Regulation S9K Item 304(a)(1)(v)).
(v) The Company has requested that TWB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not is agrees with the above statements. A copy of such letter dated May 23, 2006, is attached.

(b) New Independent Registered Public Accounting Firm.

	On May 23, 2006, the Audit Committee approved the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2006. The Company has had no occasions during the fiscal years ended August 31, 2005 and 2004 and through May 23, 2006 upon which it has consulted with BKD, LLP on any matters described in Regulation D-K Item 304(a)(2)(i) or (ii).